Exhibit 99.1
Vonage Appoints Rory Read Chief Executive Officer

HOLMDEL, N.J., June 8, 2020 – Vonage (Nasdaq: VG), a global leader in cloud communications helping businesses accelerate their digital transformation, today announced that the Company’s Board of Directors has appointed Rory Read as Chief Executive Officer and a member of its Board of Directors, effective July 1, 2020. Mr. Read will succeed Alan Masarek, who will be stepping down as Chief Executive Officer and a member of the Board of Directors. Mr. Masarek will work closely with Mr. Read to assist in the transition.

Mr. Read brings to Vonage more than three decades of global technology industry experience. He joins Vonage from Dell Technologies, where he has most recently served as its Chief Operating Executive and as CEO and President of Virtustream, a Dell Technologies business. Mr. Read also has served as Executive Vice President of Dell Technologies Boomi, a SaaS integration platform provider. Previously, as Chief Integration Officer, he led the integration of Dell and EMC Corporation in the historic September 2016 transaction that created Dell Technologies, the world’s largest privately controlled technology company.

Jeffrey Citron, Chairman of the Vonage Board of Directors, said, “Rory is a technology industry veteran with a unique background and strong understanding of SaaS and software. He is a proven leader and the ideal CEO to drive Vonage into its next era of growth. With the support of our experienced Board, I know Rory will be able to leverage his significant expertise to further transform the business and position the Company to create substantial shareholder value. We look forward to embarking on this exciting new chapter together.”

“We would like to thank Alan for his dedication and contributions to Vonage over the last six years,” Mr. Citron continued. “Under Alan’s leadership, Vonage transformed from a consumer service provider to a leading business communications provider operating under a unified, flexible integrated platform. We are grateful for Alan’s vision and leadership in propelling the Company forward and laying the foundation for our future growth and success. We would especially like to thank Alan for his leadership in taking the necessary and prudent steps to ensure the well-being of our employees and to position Vonage to successfully navigate the COVID-19 crisis. We wish him all the best.”

“It has been my absolute privilege to lead Vonage over the past several years, and I am incredibly proud of everything our team has accomplished together,” said Mr. Masarek. “Transformations of this magnitude are enormously challenging, and we achieved our objective of reinventing the Company and becoming a global leader in business communications while building a truly talent-driven culture. I am honored to have worked with so many talented colleagues.”

Mr. Masarek continued, “I look forward to working with Rory during this transitional period as we continue to see businesses accelerate their digital transformation, especially to address their business continuity and remote work needs, as well as the increasing need for the remote delivery of services. The Board selected Rory after a thorough process. This is the right moment for transition, and Rory is the right leader to take us forward. I am confident the Company is well positioned for continued growth and innovation under Rory’s leadership.”

“This is truly an exciting time to be joining Vonage. The need for businesses to accelerate their digital transformation through communications is expanding at an unprecedented pace,” said Mr. Read. “Vonage’s Communications Services Platform brings unique value through the integration of multiple communications channels – video, voice, messaging, chat and verification – into customers’ applications, products and workflows. This delivers both the power and the flexibility for our customers to create new emerging paradigms in their industries, and enables the type of business continuity, remote work, and remote delivery of services that is so critical in today’s environment. This is why customers across the planet increasingly choose Vonage.”

Mr. Read continued, “We all see a tremendous future ahead for Vonage. I am honored to have the opportunity to lead Vonage and am committed to completing the ongoing strategic review of the Company’s consumer segment as we execute on our strategic vision of becoming a world-class Business SaaS company. I’m looking forward to working closely with the Board, leadership team and the more than 2,400 talented team members at Vonage as we create value for our shareholders, customers and partners.”

About Rory P. Read

Rory P. Read was appointed Chief Operating Executive of Dell Technologies, an innovative technology provider, in 2016, where his executive leadership strength and operational expertise were key to driving transformative change and execution excellence. Mr. Read has also served as President and CEO of Virtustream, a Dell Technologies business, where he has overseen the strategic direction of the Company and was responsible for extending Virtustream’s market leadership position as a trusted, enterprise-class cloud service and software partner for mission critical workloads. Mr. Read also has served as Executive Vice President of SaaS integration platform leader Dell Boomi, helping drive rapid growth and market share gains in this critical integration platform segment.

Previously, as Chief Integration Officer, Mr. Read played a lead role in the largest tech merger in history— the $67 billion merger of Dell and EMC. During his tenure as Chief Operating Officer for Dell EMC, Mr. Read was responsible for strategy, planning, operations and key transformational initiatives. As President of Dell Worldwide Commercial Sales, he built and managed Dell’s best-in-class sales engine, and delivered the strategy for Dell’s global channel, partner and direct sales efforts.

Before joining Dell, he served as Chief Executive Officer, President and member of the board of directors of AMD. During his tenure, he diversified the Company’s portfolio to produce $2 billion in revenue from new businesses, initiated the next-generation Zen chip architecture and restructured AMD’s debt profile, returning the Company to profitability. Previously, Mr. Read served as Chief Operating Officer and President at Lenovo, where he was responsible for driving growth, execution, profitability and performance across a Global 500 enterprise encompassing more than 160 countries. Additionally, Mr. Read spent 23 years at IBM, serving in various leadership roles.

Mr. Read graduated Magna Cum Laude with a bachelor’s degree in information sciences from Hartwick College in Oneonta, New York.

About Vonage

Vonage, (Nasdaq:VG) a global cloud communications leader, helps businesses accelerate their digital transformation. Vonage's Communications Services Platform is fully programmable and allows for the integration of Video, Voice, Chat, Messaging and Verification into existing products, workflows and systems. Vonage’s fully programmable unified communications and contact center applications are built from the Vonage platform and enable companies to transform how they communicate and operate from the office or anywhere, providing enormous flexibility and ensuring business continuity.

Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel, Australia and Asia. To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to facebook.com/vonage. To subscribe on YouTube, visit youtube.com/vonage.

Safe Harbor Statement

This press release contains forward-looking statements, including statements about future leadership transitions, certain market trends, and other statements that are not historical facts or information, that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. In addition, other statements in this press release that are not historical facts or information may be forward-looking statements. The forward-looking statements in this release are based on information available at the time the statements are made and/or management's belief as of that time with respect to future events and involve risks and uncertainties that could cause actual results and outcomes to be materially different. Important factors that could cause such differences include, but are not limited to: the impact of the COVID-19 pandemic; the competition we face; the expansion of competition in the cloud communications market; risks related to the acquisition or integration of businesses we have acquired; our ability to adapt to rapid changes in the cloud communications market; the nascent state of the cloud communications for business market; our ability to retain customers and attract new customers cost-effectively; developing and maintaining market awareness and a strong brand; developing and maintaining effective distribution channels; security breaches and other compromises of information security; risks associated with sales of our services to medium-sized and enterprise customers; our reliance on third-party hardware and software; our dependence on third-party vendors; system disruptions or flaws in our technology and systems; our ability to comply with data privacy and related regulatory matters; our ability to scale our business and grow efficiently; the impact of fluctuations in economic conditions, particularly on our small and medium business customers; the effects of significant foreign currency fluctuations; our ability to obtain or maintain relevant intellectual property licenses or to protect our trademarks and internally developed software; fraudulent use of our name or services; restrictions in our debt agreements that may limit our operating flexibility; our ability to obtain additional financing if required; retaining senior executives and other key employees; intellectual property and other litigation that have been and may be brought against us; rapid developments in global API regulation and uncertainties relating to regulation of VoIP services; risks associated with legislative, regulatory or judicial actions regarding our business products; reliance on third parties for our 911 services; liability under anti-corruption laws or from governmental export controls or economic sanctions; actions of activist shareholders; risks associated with the taxation of our business; governmental regulation and taxes in our international operations; our history of net losses and ability to achieve consistent profitability in the future; our ability to fully realize the benefits of our net operating loss carry-forwards if an ownership change occurs; risks associated with the settlement and conditional conversion of our Convertible Senior Notes; potential effects the capped call transactions may have on our stock in connection with our Convertible Senior Notes; certain provisions of our charter documents; and other factors that are set forth in the “Risk Factors” in our Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q filed with the SEC. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law, and therefore, you should not rely on these forward-looking statements as representing the Company's views as of any date subsequent to today.

Contacts

Investor Contact:
Hunter Blankenbaker
732.444.4926
hunter.blankenbaker@vonage.com

Media Contact:
Jo Ann Tizzano
732.365.1363
joann.tizzano@vonage.com

Joele Frank, Wilkinson Brimmer Katcher
Steve Frankel / Viveca Tress / Kara Brickman
212.355.4449